SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

PARK CITY GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-03718	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

299 South Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 12, 2015, Park City Group, Inc. (the “Company”) entered into Securities Purchase Agreements (each, an “Agreement”) with the existing shareholders (the “Shareholders”) of ReposiTrak, Inc., a Utah corporation (“ReposiTrak”), to purchase all issued and outstanding capital stock of ReposiTrak from the Shareholders for an aggregate purchase price of 873,437 shares of the Company’s common stock, par value $0.01 per share, (the “Acquisition”). Closing of the Acquisition is subject to certain customary closing conditions, including the Company's satisfactory completion of due diligence, and is anticipated to occur on or before June 30, 2015.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of ReposiTrak as of and for the years ended December 31, 2014 and 2013, the notes related thereto and the related independent auditor’s report will be filed within 71 days of the date of this Form 8-K.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP, INC.

Date: May 13, 2015	By:	/s/ Edward L. Clissold
Edward L. Clissold
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement

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